UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Eagle Financial Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1601306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 East Main Street Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, $2.50 par value per share	The Nasdaq Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-269804

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Eagle Financial Services, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $2.50 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s shelf registration statement on Form S-3 (File No. 333-269804), which was declared effective by the U.S. Securities and Exchange Commission on February 28, 2023, as supplemented by the prospectus supplement dated February 6, 2025, filed pursuant to Rule 424(b), which prospectus, as supplemented by the prospectus supplement, will be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE FINANCIAL SERVICES, INC.

Date: February 6, 2025	By:	/s/ Kathleen J. Chappell
Kathleen J. Chappell
Executive Vice President and Chief Financial Officer